PATRIOT TRANSPORTATION HOLDING, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

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PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESULTS FOR THE FOURTH QUARTER
AND FISCAL YEAR ENDED SEPTEMBER 30, 2015

Jacksonville, Florida; November 18, 2015 -

Fourth Quarter Operating Results.

Patriot Transportation Holding, Inc. (NASDAQ-PATI) reported net income of $1,585,000 or $.48 per diluted share in the fourth quarter of fiscal 2015, an increase of $816,000 or $.24 per diluted share compared to net income of $769,000 or $.24 per diluted share in the same period last year. Transportation revenues were up $1,290,000, or 4.8%, on just 68,000 fewer miles as management was successful at replacing the business we let go in the second quarter. Operating profit was $2,633,000, an improvement of $1,357,000 or 106% versus $1,276,000 in the same quarter last year and operating ratio was 91.3% versus 96.0% in the same quarter last year. These results were positively impacted by a $1,031,000 improvement in insurance and losses as we experienced lower self-insured medical, workers' compensation and liability claims, a $444,000 gain on equipment sales, a $250,000 improvement in SG&A due to a one-time expense incurred in the fourth quarter of 2014 and a $243,000 improvement in corporate overhead due mainly to no spin-off costs in this quarter offset by higher compensation and benefits costs ($1,013,000) as we continue to experience cost increases associated with hiring and retaining drivers in this tight driver market.

Fiscal Year 2015 Operating Results.

The following discussion includes certain non-GAAP financial measures ("adjusted") within the meaning of Regulation G promulgated by the Securities and Exchange Commission ("Regulation G") to supplement the financial results as reported in accordance with GAAP. The non-GAAP financial measures discussed below include adjusted net income, adjusted operating profit and adjusted operating ratio. These non-GAAP financial measures exclude the intangible asset impairment charge incurred in the second quarter. Patriot uses these metrics to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Refer to "Non-GAAP Financial Measures" below in this press release for a more detailed discussion, including reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Net income for fiscal 2015 was $3,339,000 or $1.02 per share, an increase of $142,000 or $.03 per share compared to net income of $3,197,000 or $.99 per share in the same period last year. During the second quarter, as part of a competitive bid, we elected not to pursue a significant piece of business acquired in the Pipeline transaction (closed in early fiscal 2014). The absence of this business required us to take an impairment charge of $2,074,000 against the intangible asset "customer relationships".
Rather than lower our quoted rates to retain that

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business, management determined it was in our best interest to employ our capital and resources to find new business at better rates. During the latter half of the year, our sales team did an excellent job replacing those lost revenue miles. In the end, we were able to haul almost as many miles in fiscal 2015 (43,220,000) as we did in fiscal 2014 (43,865,000) while increasing our transportation revenue by $2,870,000. The Company's adjusted net income for fiscal 2015 was $4,604,000, or $1.41 per share, an improvement of $1,407,000 or $.42 per share as compared to net income of $3,197,000, or $.99 per share, last fiscal year. FY 2015 adjusted operating profit increased 43% to $7,660,000 and 2015 adjusted operating ratio improved to 93.8% versus last year's 95.9%, more in line with our goals.

For fiscal 2015, total revenue was down $6,280,000 due mainly to significantly lower fuel surcharges. Total revenue is made up of transportation revenue (up $2,870,000, a 2.6% improvement over the same period last year) and fuel surcharge revenue (down $9,150,000 due to the dramatic decrease in fuel prices experienced over the past 12 months). Comparing the lower fuel surcharge revenue ($9,150,000) to the lower fuel cost ($8,986,000) resulted in a $164,000 negative impact to the Company from the lower price of diesel in 2015 versus 2014.

Compensation and benefits expense was up significantly for a series of reasons including, an increase in pay for all of our drivers, higher driver training pay and an increase in support wages as we continue to hire people in the field to enhance our ability to hire and retain drivers to meet our customers' growing demands. The demand for drivers continues to increase with the expansion of the US economy while the pool of qualified drivers so far has not grown at a sufficient pace to meet that demand; thus, finding and retaining qualified drivers to grow our business is an ever increasing challenge. Management believes that we need to be a leader in our industry at attracting, hiring and retaining drivers. We will continue to focus more of our resources on meeting this goal.

Operating expenses improved by $731,000 over last year due in large part to lower out-of-town driver costs (as we improved on managing our customer's business demands with more local drivers in fiscal 2015 versus 2014) and lower rigging, tolls, and operating supplies expense. Gains on equipment sales were up significantly in 2015 ($959,000) due in large part to the sale of 47 trailers during fiscal 2015 versus no trailer sales in fiscal 2014. Insurance and loss expense improved by $480,000 due in large part to lower workers' comp expense. Depreciation expense increased $276,000 due to the increased cost of new tractors year over year. Corporate overhead saw an increase of $518,000 due mainly to higher medical claims, a significant repair to the corporate aircraft (management is in the process of selling a significant stake in the corporate aircraft to reduce the Company's on-going expenses related thereto), higher management incentive compensation expense and the additional costs of operating as a stand-alone public company.

Summary and Outlook.

Fiscal 2015 was highlighted by the completion of the spin-off of our business from FRP Holdings, Inc. in the second quarter and the beginning of the Company's future as a stand-alone public trucking company. Throughout the year our managers and employees focused on our core goals of (i) safety first,
(ii) customer service and satisfaction, and (iii) instilling a culture where our drivers feel appreciated for the hard work and many sacrifices required of them to perform a very difficult job. Our primary goal for our shareholders is to grow profitably while maintaining a strong balance sheet and solid returns on capital employed. The major headwind to our

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improvement and growth is the continuing high costs associated with hiring, training and retaining drivers. Our objective remains to grow our driver count to meet a strong customer demand. Due to the tight driver market, and our proven history of safe business practices and high customer satisfaction, we are optimistic we will improve our transportation revenues and bottom line results in fiscal 2016.

Conference Call.

The Company will also host a conference call on Wednesday afternoon, November 18, 2015 at 4:00 p.m. (EST). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-311-9404 (pass code 86912) within the United States. International callers may dial 1-334-323-7224 (pass code 86912). Computer audio live streaming is available via the Internet through the Company's website at www.patriottrans.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/pth111815. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/pth111815.wma. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-0140. The passcode of the audio replay is 79105435. Replay options: "1" begins playback, "4" rewind
30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; pricing; energy costs and technological changes.
Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation business. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities.




                                 Continued






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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
             CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
                               (In thousands)
                                (Unaudited)

                                 THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                    SEPTEMBER 30,            SEPTEMBER 30
                                  2015        2014          2015      2014
                                  ----        ----          ----      ----
Revenues:
  Transportation revenues     $ 28,300      27,010     $ 111,294   108,424
  Fuel surcharges                2,029       5,092        11,588    20,738
                                ------      ------        ------    ------
Total revenues                  30,329      32,102       122,882   129,162

Cost of operations:
  Compensation and benefits     12,742      11,729        49,050    47,431
  Fuel expenses                  4,334       6,816        20,295    29,281
  Repairs & tires                2,137       2,025         7,876     7,831
  Other operating                1,305       1,209         4,520     5,251
  Insurance and losses           1,951       2,982        10,249    10,729
  Depreciation expense           2,156       2,111         8,486     8,210
  Rents, tags & utilities        1,010         956         3,892     3,706
  Sales, general &
    administrative               2,409       2,659         9,188     9,273
  Corporate expenses               370         613         3,203     2,685
  Intangible asset impairment        -           -         2,074         -
  Gain on equipment sales         (718)       (274)       (1,537)     (578)
                                ------      ------        ------    ------
Total cost of operations        27,696      30,826       117,296   123,819
                                ------      ------        ------    ------

Total operating profit           2,633       1,276         5,586     5,343

Interest income and other            -           -             -         7
Interest expense                   (34)        (16)         (112)     (109)
                                ------      ------        ------    ------

Income before income taxes       2,599       1,260         5,474     5,241
Provision for income taxes       1,014         491         2,135     2,044
                                ------      ------        ------    ------

Net income                    $  1,585         769     $   3,339     3,197
                                ======      ======        ======    ======
Earnings per common share:
  Net Income-
    Basic                         0.48        0.24          1.02      0.99
    Diluted                       0.48        0.24          1.02      0.99

Number of shares (in thousands)used in computing:
 -basic earnings per
    common share                 3,272       3,243         3,268     3,243
 -diluted earnings per
    common share                 3,276       3,243         3,275     3,243



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Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, Patriot presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.
The non-GAAP financial measures included in this press release are adjusted net income, adjusted operating profit and adjusted operating ratio. Patriot uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Adjusted Net Income

Adjusted net income excludes the impact of the intangible asset impairment charge. Adjusted net income is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between net income and adjusted net income is as follows:
                                                            Year ended
                                                        September 30, 2015
                                                        ------------------
Net Income                                              $            3,339
Adjustments:
 Intangible asset impairment charge                                  1,265
                                                        ------------------
Adjusted net income                                                $ 4,604
                                                        ==================

Adjusted Operating Ratio

Adjusted operating ratio excludes the impact of the intangible asset impairment charge. Adjusted operating ratio is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between operating ratio and adjusted operating ratio is as follows:
                                                            Year ended
                                                        September 30, 2015
                                                        ------------------
Operating ratio                                         $            95.5%
Adjustments:
 Intangible asset impairment charge                                  (1.7%)
                                                        ------------------
Adjusted operating ratio                                $            93.8%
                                                        ==================

Adjusted Operating Profit

Adjusted operating profit excludes the impact of the intangible asset impairment charge. Adjusted operating profit is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between operating profit and adjusted operating profit is as follows:
                                                            Year ended
                                                        September 30, 2015
                                                        ------------------
Operating profit                                        $            5,586
Adjustments:
 Intangible asset impairment charge                                  2,074
                                                        ------------------
Adjusted operating profit                               $            7,660
                                                        ==================
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